SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2002

WWBROADCAST.NET INC.
 (Exact name of Registrant as specified in its charter)

WYOMING	333-41516	98-0226032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

SUITE 1600
777 DUNSMUIR STREET
P.O. BOX 10425 PACIFIC CENTRE
VANCOUVER, BRITISH COLUMBIA
CANADA V7Y 1K4
 (Address of principal executive offices)(Zip code)

(604) 687-9931
 (Registrant's telephone number, including area code)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

The following events have resulted in a change of control of the Company:

Transaction with Grant Sutherland

On August 9, 2002, Grant Sutherland purchased 1,220,263 restricted shares of common stock from Sedun De Witt Capital Corp. ("SDCC"), an affiliate of the Company in consideration of CDN$116,250. The sale by SDCC was 4(1 2) transaction and when the shares were acquired from SDCC, a new holding period was impressed upon the shares. Prior to the transaction, Mr. Sutherland owned 550,000 shares of the Company's common stock which represented 5.4% of the total outstanding shares. After the transaction was completed, Mr. Sutherland owned 1,770,263 shares which represented 17.5% of the total shares of common stock outstanding. Prior to the transaction, SDCC owned 5,085,006 shares of the Company's common stock which represented 50.1% of the total share of common stock outstanding. After the transaction was completed, SDCC owned 3,864,743 shares of common stock which represented 38.1% of the total shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WWBROADCAST.NET INC.
 (Registrant)

Date:   August 21, 2002

/s/ David De Witt
David De Witt
President and Director